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Exhibit 11 -- Computation of Earnings per Common and Common Equivalent Shares


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
                                                                         Three Months        Nine Months
                                                                            Ended               Ended
                                                                      September 30, 1997  September 30, 1997
                                                                      ------------------  ------------------
Primary

Net income                                                                    $1,730              $5,408
                                                                           =========           =========
Weighted average shares outstanding

   Average common shares                                                   5,378,435           5,469,990

   Average unallocated ESOP shares                                         (276,018)           (289,064)

   Common stock equivalents -- options and warrants                          499,786             376,030
                                                                           ---------           ---------
Total weighted average shares outstanding during period                    5,602,203           5,556,956
                                                                           =========           =========
Earnings per common and common share equivalent -- primary                      $.31                $.97
                                                                           =========           =========

Fully diluted

Net income                                                                    $1,730              $5,408
                                                                           =========           =========
Weighted average shares outstanding

   Average common shares                                                   5,378,435           5,469,990

   Average unallocated ESOP shares                                         (276,018)           (289,064)

   Common stock equivalents -- options and warrants                          609,444             619,835
                                                                           ---------           ---------
Total weighted average shares outstanding during period                    5,711,861           5,800,761
                                                                           =========           =========
Earnings per common and common share equivalent -- fully diluted                $.30                $.93
                                                                                ====                ====
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